
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JP
REALTY, INC. FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 1998 AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   6-MOS                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998          DEC-31-1997
<PERIOD-END>                               JUN-30-1998          JUN-30-1997
<CASH>                                          $4,860               $2,840
<SECURITIES>                                         0                    0
<RECEIVABLES>                                        0<F1>                0<F1>
<ALLOWANCES>                                         0<F1>                0<F1>
<INVENTORY>                                          0                    0
<CURRENT-ASSETS>                                     0<F2>                0<F2>
<PP&E>                                               0<F1>                0<F1>
<DEPRECIATION>                                       0<F1>                0<F1>
<TOTAL-ASSETS>                                 568,638              470,545
<CURRENT-LIABILITIES>                                0<F2>                0<F2>
<BONDS>                                              0                    0
<PREFERRED-MANDATORY>                                0                    0
<PREFERRED>                                          0                    0
<COMMON>                                             2                    2
<OTHER-SE>                                           0                    0
<TOTAL-LIABILITY-AND-EQUITY>                   568,638              470,545
<SALES>                                              0                    0
<TOTAL-REVENUES>                                47,786               36,992
<CGS>                                                0                    0
<TOTAL-COSTS>                                        0                    0
<OTHER-EXPENSES>                                24,785<F3>           18,135<F4>
<LOSS-PROVISION>                                     0                    0
<INTEREST-EXPENSE>                               7,796                3,166
<INCOME-PRETAX>                                      0                    0
<INCOME-TAX>                                         0                    0
<INCOME-CONTINUING>                                  0                    0
<DISCONTINUED>                                       0                    0
<EXTRAORDINARY>                                      0                    0
<CHANGES>                                            0                    0
<NET-INCOME>                                    12,474               13,182
<EPS-PRIMARY>                                      .71<F5>              .76<F5>
<EPS-DILUTED>                                      .70<F5>              .75<F5>

<F1>The Company utilizes a condensed balance sheet format for 10-Q reporting.
Amounts are included in Other Assets.
<F2>The financial statements reflect an unclassifed balance sheet due to the nature of the Company's industry - Real Estate Investment Trust.
<F3>Amount is comprised of $32,581 of expenses less interest expense of $7,796 reflected elsewhere in this Financial Data Schedule.
<F4>Amount is comprised of $21,301 of expenses less interest expense of $3,166 reflected elsewhere in this Financial Data Schedule.
<F5>Amount reflects new standard of FAS 128 for Basic Earnings Per Share and
Diluted Earnings Per Share.


